UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 24, 2016
(Date of earliest event reported)

Texas Rare Earth Resources Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-53482 (Commission File Number)	87-0294969 (IRS Employer Identification No.)

539 El Paso Street Sierra Blanca, TX (Address of principal executive offices)	79851 (Zip Code)

Registrant’s telephone number, including area code:   (915) 369-2133

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

On February 24, 2016, the Company appointed Wm. Chris Mathers as its Chief Financial Officer.

Mr. Mathers has been acting as a financial consultant to the Company since January 2013. Mr. Mathers was previously appointed as the Company’s chief financial officer from November 2010 through December of 2012.  From 2000 through 2010, Mr. Mathers was involved in providing contract chief financial officer and consulting services to a wide variety of privately and publicly held companies.  From 1993 through 1999 Mr. Mathers served as CFO to InterSystems, Inc. (AMEX:II). Mr. Mathers began his career in public accounting with the international accounting firm of PriceWaterhouse.  Mr. Mathers holds a BBA in accounting from Southwestern University located in Georgetown, Texas, and is also a certified public accountant.

Mr. Mathers  is not related by blood or marriage to any of the Corporation’s directors or executive officers or any persons nominated by the Corporation to become directors or executive officers. The Corporation has not engaged in any transaction in which Mr. Mathers or a person related to Mr. Mathers had a direct or indirect material interest, outside of MrMather’s former employment with the Corporation as its Chief Financial Officer and subsequently a consultant to the Company.

Mr. Mathers is currently compensated pursuant to a consulting agreement with the Company under which he is paid $5,000 per month.

Amendment to Stock Option Plan

On February 24, 2016, the stockholders of the Company approved an amendment to the Company’s 2008 Stock Option Plan, pursuant to which the number of shares available under the plan was increase from 7,000,000 to 9,000,000 shares of common stock.  No other changes to the 2008 Stock Option plan were made.

Item 5.07.  Submission of Matters to a Vote of Security Holders

Results of Annual General Meeting of Stockholders

On February 24, 2016, the Registrant held its annual general meeting of stockholders at the offices of Sanders-Wingo Advertising, 201 North Kansas in the Wells Fargo Building, 9th Floor Conference Room, El Paso, Texas 79901 at 9:30 a.m. local time.   Stockholders representing 26,838,362 shares or 60.16% of the shares of common stock authorized to vote at the meeting (44,606,691) were present in person or by proxy, representing a quorum for the purposes of the annual general meeting.  The stockholders approved the following:

Proposal #1 – Election of Directors
The election of the nominees to the Company’s Board of Directors to serve until the Company’s 2016 annual meeting of stockholders or until successors are duly elected and qualified:
	For	Withheld	Abstained	Broker Non Vote
Daniel E. Gorski	26,541,683	35,210	31,400	230,069
Anthony Marchese	26,541,683	35,210	31,400	230,069
Cecil C. Wall	26,546,683	30,210	31,400	230,069
Dr. Nicholas Pingitore	26,508,183	68,710	31,400	230,069
Dr. James Wolfe	26,406,183	170,710	31,400	230,069
Jack Lifton	26,439,683	137,210	31,400	230,069
Laura Lynch	26,406,183	170,710	31,400	230,069
Eric Noyrez	26,434,683	142,210	31,400	230,069

Proposal #2 – Appointment of Auditors To ratify the appointment of the Company’s Independent Registered Public Accounting Firm for the 2015 fiscal year	For	Against	Abstain	Broker Non Vote
	26,351,962	455,200	31,200	0
Proposal #3 – Option Plan Share Increase
To ratify an increase in the number of shares of common stock available for grant of options under the Company’s Amended and Restated 2008 Stock Option Plan by 2,000,000 shares of common stock

	23,833,925	2,524,928	249,440	230,069
Proposal #4 – Name Change Proposal
Approval of an amendment to the Company’s Certificate of Incorporation to change the Company’s name from “Texas Rare Earth Resources Corp.” to “Texas Mineral Resources Corp.”

	24,590,795	1,980,977	266,590	230,069

All Nominees for election to the Registrant’s Board of Directors were elected to the Board and will serve until the Registrant’s 2016 annual meeting of shareholders or until successors are duly elected and qualified. The proposal to ratify the appointment of the Registrant’s Independent Registered Public Accounting Firm for the 2015 fiscal year was approved.  The ratification of an increase in the number of shares available for issuance under the Company’s 2008 Stock Option Plan by 2,000,000 shares of common stock was approved.  The proposal of an amendment to the Company’s Certificate of Incorporation to change the Company’s name from “Texas Rare Earth Resources Corp.” to “Texas Mineral Resources Corp.” was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS RARE EARTH RESOURCES CORP.

DATE: March 1, 2016	By:	/s/ Wm. Chris Mathers
Wm. Chris Mathers Chief Financial Officer